EXHIBIT 10.3.5

FOURTH AMENDMENT

TO THE LICENSE AGREEMENT OF SEPTEMBER 20, 2013

This Fourth Amendment to the License Agreement of September 20, 2013 (hereinafter referred to as the “Amendment”) is made and executed as of this 2nd day of October, 2024 (“Effective Date of Amendment”) by and between:

Orion Corporation, Business Identity Code 1999212-6, a company registered under the laws of Finland and having its principal office at Orionintie 1, 02200 Espoo, Finland (hereinafter referred to as “Orion”); and

Tenax Therapeutics, Inc., EIN number 26-2593535, a company registered under the laws of the State of Delaware, and having its principal office at 101 Glen Lennox Drive, Suite 300, Chapel Hill, NC 27517, USA (hereinafter referred to as “Licensee”).

Orion and Licensee are collectively referred to herein as the “Parties” and each individually as a “Party”.

WHEREAS, this Amendment pertains to that certain agreement titled “License Agreement” between the Parties, dated September 20, 2013, as amended October 9, 2020 (the “First Amendment”),

January 25, 2022 (the “Second Amendment”) and February 19, 2024 (the “Third Amendment”); (the License Agreement, as amended by the First Amendment, Second Amendment, Third Amendment and the present Fourth Amendment, hereinafter referred to as the “Agreement”); and

NOW, THEREFORE, the Parties, in consideration of the premises and of the mutual agreement, covenants and conditions hereinafter set forth, hereby agree and convene as follows:

1.
TERMS USED IN THIS AMENDMENT

1.1.
Unless otherwise explicitly agreed herein, all capitalized terms used herein shall have the same meaning as given to them under the Agreement.

2.
AMENDMENTS TO THE AGREEMENT
2.1.
The Parties wish to amend the Agreement with respect to the transfer of Orion’s levosimedan development database. The Parties acknowledge that any proprietary or confidential information or data so transferred to Licensee by Orion with respect to levosimedan or the development thereof shall be Orion Proprietary Information under the Agreement.

2.2.
Section 7.7. (“Orion’s Development Data”) of the Agreement shall be supplemented with the following:

For the purposes of this section, the definitions shall have following meanings: “Personal Data” are any information which are related to an identified or identifiable natural person disclosed by Orion to Licensee pursuant to this Section 7.7. “Data Controller” means an entity that directs the purposes and means of processing of personal data. “Data Protection Legislation” means the following legislation, only to the extent applicable to the relevant Party independent of the other Party,(a) national laws implementing Directive on Privacy

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and Electronic Communications (2002/58/EC); (b) the General Data Protection Regulation (2016/679); and (c) any other similar national privacy law within the European Economic Area.

The Parties acknowledge and agree that each of them shall process Personal Data and act as an independent Data Controller in each of their own rights with respect to the processing of Personal Data. Each Party, as Data Controller, processes Personal Data it receives from the other Party for its own purposes as a Data Controller. Each Party shall process personal data in accordance with Data Protection Legislation.

Each Party is responsible (i) for providing all notices that Data Protection Legislation requires that Party to provide to individuals, including its employees, officers and representatives where relevant, who are the subject of Personal Data; and (ii) for ensuring that in respect of such personal data, it has a valid legal basis for Personal Data processing to the extent required to do so by Data Protection Legislation.

The Parties are not joint controllers pursuant to Article 26 GDPR.

To the extent that Orion transfers any Personal Data to Licensee outside of the EU/EEA, excluding, however, such countries, which are deemed by the European Commission to provide adequate protection to data subjects (pursuant to Article 45 of the EU GDPR), the Parties agree that the current approved EU standard contractual clauses for transfers to controllers shall be signed between the parties (“Standard Contractual Clauses (Controller)”) and shall apply in respect of such personal data transfer. The EU Standard Contractual Clauses (Controller) are attached to this Fourth Amendment as Appendix 1.

Each Party shall notify the other Party promptly after discovery of any accidental, unauthorized, or unlawful destruction, loss, alteration, or disclosure of, or access to, the personal data (“Personal Data Breach”), and shall take immediate steps to rectify any Personal Data Breach.

Furthermore both Parties agree to comply with all laws, regulations and official policies which are in effect and which apply to the subject matter of this Agreement. Without limiting the generality of the foregoing, Licensee hereby agrees to materially comply with the premise of the obligations provided in Orion’s general information security requirements, which are attached to this Fourth amendment as Appendix 2.

3.
EFFECTIVE DATE

3.1.
The amendments to the Agreement agreed upon herein shall become effective as of the Effective Date of Amendment.
4.
OTHER PROVISIONS

4.1.
For the avoidance of doubt it is stated that except for what has been stipulated herein above, all other terms and conditions of the Agreement will remain unchanged.

4.2.
The terms and conditions of the Agreement with regard to the choice of law and dispute resolution will apply to this Amendment.

***Balance of page left blank. Signature page follows.***

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IN WITNESS WHEREOF, the Parties, through their authorized representatives, have executed two (2) identical counterparts of this Amendment.

Orion Corporation

By: /s/ Olavi Kilkku	By: /s/ Heikki Mansikka
Name: Olavi Kilkku	Name: Heikki Mansikka
Title: Director, R&D	Title: VP, R&D

Tenax Therapeutics, Inc.

By: /s/ Chris Giordano
Name: Chris Giordano
Title: President & CEO

Appendix 1 STANDARD CONTRACTUAL CLAUSES

Appendix 2 Orion’s general information security requirements

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